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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 27, 2018
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11605 (Commission File Number)	95-4545390 (IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (818) 560-1000
Not applicable
(Former name or address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.07 Submission of Matters to a Vote of Security Holders

(a-b) The final results of voting on the matter submitted to a vote of security holders during the Registrant’s special meeting of shareholders on July 27, 2018 are as follows.

	For	Against	Abstentions	Broker Non-Votes
1.
Approval of the issuance of common stock, par value $0.01 per share, of TWDC Holdco 613 Corp. (“New Disney”), to stockholders of Twenty-First Century Fox, Inc. (21CF”) contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018, as it may be amended from time to time, by and among 21CF, a Delaware corporation, the Registrant, a Delaware Corporation, New Disney, a Delaware corporation and a wholly owned subsidiary of the Registrant, WDC Merger Enterprises I, Inc., a Delaware corporation and a wholly owned subsidiary of New Disney and WDC Merger Enterprises II, Inc., a Delaware corporation and a wholly owned subsidiary of New Disney.
	1,007,494,453	5,863,807	3,372,416	—

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: July 30, 2018